UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the Registration Rights Agreement, the Director Nomination Agreement, the Tax Protection Agreement and the Credit Agreement set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Portfolio Acquisition

As previously disclosed in a Current Report on Form 8-K filed by Summit Hotel Properties, Inc. (the “Company”) on November 3, 2021, Summit Hotel OP, LP (the “Operating Partnership”), the operating partnership of the Company, and Summit Hospitality JV, LP, the Company’s joint venture with GIC, Singapore’s sovereign wealth fund (the “Joint Venture”), entered into a Contribution and Purchase Agreement (the “Contribution and Purchase Agreement”) with NewcrestImage Holdings, LLC, a Delaware limited liability company, and NewcrestImage Holdings II, LLC, a Delaware limited liability company (together, “NewcrestImage”), to purchase from NewcrestImage a portfolio of 27 hotel properties, containing an aggregate of 3,709 guestrooms, and two parking structures, containing 1,002 spaces (such hotels and parking structures, the “Portfolio”), for an aggregate purchase price of $822.0 million. Information about the properties included in the Portfolio is set forth in the table below.

On January 13, 2022, the Operating Partnership and the Joint Venture completed the acquisition of the Portfolio except for one hotel property, the 176-guestroom Canopy by Hilton New Orleans (the “Canopy New Orleans”), which is still under construction, for an aggregate purchase price of $766.0 million (the “Acquisition”), paid in the form of 15,314,494 common units of limited partnership of the Operating Partnership (“Common Units”), 1,958,429 preferred units of limited partnership of the Operating Partnership newly designated as 5.25% Series Z Cumulative Perpetual Preferred Units (Liquidation Preference $25 Per Unit) (“Series Z Preferred Units”), $382.0 million cash draw from a term loan entered into by subsidiaries of the Joint Venture, the assumption by a subsidiary of the Joint Venture of approximately $6.5 million in PACE loan debt and approximately $174.1 million cash contributed by GIC, as a limited partner in the Joint Venture. In connection with the Acquisition, GIC, as limited partner in the Joint Venture, will contribute to the Joint Venture an estimated additional $10.9 million cash, a portion of which will be distributed to the Operating Partnership after transaction costs payable by the Operating Partnership are deducted.

The Operating Partnership and the Joint Venture expect to acquire the Canopy New Orleans upon completion of its construction, which is expected to occur during the first quarter of 2022, for a purchase price of $56.0 million, to be paid in the form of 550,180 Common Units, 41,571 Series Z Preferred Units, $21.4 million cash and $28.0 million cash proceeds from a delayed draw on the Term Loan (as defined below). There can be no assurance that this acquisition will be completed on these terms or at all.

The following table sets forth certain information about the hotel properties and the parking structures that comprise the Portfolio:

Property Name	MSA	State	Keys/ Spaces	Year Built
AC Hotel by Marriott Houston Downtown	Houston	TX	195	2019
AC Hotel by Marriott Oklahoma City Bricktown	Oklahoma City	OK	142	2017
AC Hotel by Marriott Dallas Downtown	Dallas	TX	128	2017
Residence Inn by Marriott Dallas Downtown	Dallas	TX	121	2017
AC Hotel by Marriott Frisco Station	Dallas	TX	150	2019
Residence Inn by Marriott Frisco Station	Dallas	TX	150	2019
Canopy by Hilton Frisco Station	Dallas	TX	150	2020
Canopy by Hilton New Orleans (1)	New Orleans	LA	176	2021
Courtyard by Marriott Amarillo Downtown	Amarillo	TX	107	2010
Courtyard by Marriott Grapevine	Dallas	TX	181	2013
TownePlace Suites by Marriott Grapevine	Dallas	TX	120	2013
Embassy Suites by Hilton Amarillo Downtown	Amarillo	TX	226	2017
Hampton Inn & Suites by Hilton Dallas Downtown	Dallas	TX	176	2016
Hilton Garden Inn by Hilton College Station	Bryan-College Stn	TX	119	2013
Hilton Garden Inn by Hilton Longview	Longview	TX	122	2015
Hilton Garden Inn by Hilton Grapevine	Dallas	TX	152	2021
Holiday Inn Express & Suites Grapevine	Dallas	TX	95	2000
Holiday Inn Express & Suites Oklahoma City Bricktown	Oklahoma City	OK	124	2015
Homewood Suites by Hilton Midland	Midland-Odessa	TX	118	2014
Hyatt Place Dallas Grapevine	Dallas	TX	125	2000
Hyatt Place Dallas Plano	Dallas	TX	127	1998
Hyatt Place Lubbock	Lubbock	TX	125	2016
Hyatt Place Oklahoma City Bricktown	Oklahoma City	OK	134	2018
Residence Inn by Marriott Tyler	Tyler	TX	119	2014
SpringHill Suites by Marriott Dallas Downtown	Dallas	TX	148	1997
SpringHill Suites by Marriott New Orleans	New Orleans	LA	74	2018
TownePlace Suites by Marriott New Orleans	New Orleans	LA	105	2018
Total Hotel Keys			3,709

Dallas Parking Structure	Dallas	TX	335	2019
Frisco Parking Structure	Dallas	TX	667	2019
Total Parking Spaces			1,002

(1)	The Canopy New Orleans is still under construction and was not acquired as part of the Acquisition. It is expected to be acquired by the Company upon completion of its construction, which is expected to occur during the first quarter of 2022.

Director Nomination Agreement, Registration Rights Agreement, Tax Protection Agreement

In connection with the Acquisition, on January 13, 2022, the Company entered into a director nomination agreement with Bright Force Investment, LLC (“Bright Force Investment”), Sagestar Family, LLC (“Sagestar Family”) and C & D Family Holdings, LLC (“C & D Family Holdings”), each of which is a Texas limited liability company and an affiliate of NewcrestImage (the “Director Nomination Agreement”); a registration rights agreement with Bright Force Investment, Sagestar Family and C & D Family Holdings (the “Registration Rights Agreement”); and a tax protection agreement with NewcrestImage Holdings, LLC (the “Tax Protection Agreement”).

Pursuant to the Director Nomination Agreement, for so long as the total number of shares of the Company’s common stock (“Common Shares”) and Common Units owned of record by Bright Force Investment, Sagestar Family and C & D Family Holdings or their affiliates is equal to at least 10% of the sum of (X) the number of Common Shares outstanding plus (Y) the number of Common Units outstanding that are not owned directly or indirectly by the Company, Bright Force Investment, Sagestar Family and C & D Family Holdings and such affiliates will have the collective right to designate one individual as a nominee for election to the Company’s Board of Directors (the “Board”) at each annual meeting of the stockholders of the Company (or special meeting of the stockholders in lieu of an annual meeting at which Directors are to be elected).

Pursuant to the Registration Rights Agreement, the Company has agreed to file with the United States Securities and Exchange Commission (the “SEC”), on or before July 13, 2022, a registration statement on Form S-3 to register the issuance or resale, as applicable, of Common Shares issuable upon redemption of, or in exchange for, Common Units received upon closing of the Acquisition and the acquisition of Canopy New Orleans and to use its reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable after filing such registration statement.

Pursuant to the Tax Protection Agreement, the Company has agreed to indemnify NewcrestImage for certain tax liabilities resulting from the sale, exchange, transfer or other disposition of a property contributed by NewcrestImage. The indemnification period with respect to the Series Z Preferred Units following the closing of the Acquisition is ten years and with respect to the Common Units it is up to seven years but will end earlier if NewcrestImage or its affiliates dispose of more than 75% of the Common Units.

$410.0 Million Credit Facility

In connection with the Acquisition, on January 13, 2022, Summit JV MR 2, LLC, Summit JV MR 3, LLC and Summit NCI NOLA BR 184, LLC (collectively, the “Borrowers”), the Joint Venture, as parent guarantor, and each party executing the credit facility documentation as a subsidiary guarantor, entered into a $410.0 million senior secured term loan facility (the “Credit Facility”) with Bank of America, N.A., as administrative agent and initial lender, Wells Fargo Bank, National Association, as syndication agent and an initial lender, and BofA Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners.

Neither the Operating Partnership nor the Company are borrowers or guarantors of the Credit Facility. The Credit Facility is guaranteed by the Joint Venture and all of the Borrowers’ existing and future subsidiaries, subject to certain exceptions.

The Credit Facility provides for a $410.0 million term loan (the “Term Loan”). The Credit Facility has an accordion feature which will permit an increase in the total commitments by up to $190.0 million, for aggregate potential borrowings of up to $600.0 million.

The Credit Facility will mature on January 13, 2026 and can be extended for one 12-month period at the Company’s option, subject to certain conditions.

Payment Terms. The Borrowers are obligated to pay interest at the end of each selected interest period, but not less than quarterly, with all outstanding principal and accrued but unpaid interest due at maturity. There are no prepayment penalties.

Borrowings bear interest at varying rates based upon, at the Borrowers’ option, either (i) Daily Simple SOFR (defined as the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (“SOFR”) published on the Federal Reserve Bank of New York’s website) plus the SOFR Adjustment plus 2.75%, or (ii) Term SOFR plus the SOFR Adjustment plus 2.75%, or (iii) the applicable base rate (which is the greatest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate, (c) the rate equal to the Term SOFR Screen Rate with a term of one month plus 1.00% and (d) 1.00%) plus 1.75%.

As of January 13, 2022, the aggregate principal amount outstanding under the Credit Facility was $382.0 million bearing interest at a floating rate of SOFR plus 2.86%.

Borrowing Base Assets. The Credit Facility is secured primarily by a first priority pledge of the Borrowers’ equity interests in the subsidiaries that hold a direct or indirect interest in the borrowing base assets.

Eligible hotel properties or parking facilities may be added to the borrowing base at any time upon written request to the administrative agent and subject to certain customary terms, conditions and procedures. Such assets may be excluded from or removed from the borrowing base upon written request to the administrative agent and subject to certain customary terms, conditions and procedures at any time so long as there is a minimum of four hotels in the borrowing base and the borrowing base assets meet certain diversity requirements.

Financial and Other Covenants. The material financial covenants include the following:

•	a maximum leverage ratio of not greater than 55%;

•	a minimum consolidated tangible net worth of not less than the sum of (a) 75% of tangible net worth on the closing date after giving effect to the Acquisition and (ii) an amount equal to 75% of the net proceeds of subsequent equity issuances;

•	a minimum consolidated fixed charge coverage ratio of not less than 1.25:1.00 at March 31, 2022 and 1.50:1.00 thereafter;

•	a ratio of consolidated secured indebtedness to total asset value of not more than 40%; and

Concerning the borrowing base asset pool, the primary financial covenants are:

•	a ratio of aggregate credit facility borrowings to aggregate borrowing base asset value equal to or less than 55%; and

•	a ratio of aggregate adjusted net operating income to assumed unsecured interest expense equal to or greater than 2.00x.

•	the aggregate borrowing base value not less than $300 million.

The Credit Facility provides for customary events of default and other customary covenants, including restrictions on investments, restrictions on the incurrence of certain recourse indebtedness, limitations on liens and restrictions on certain mergers and other fundamental changes.

This descriptions of the Registration Rights Agreement, the Director Nomination Agreement, the Tax Protection Agreement and the Credit Agreement are not complete and are qualified in their entirety by reference to the copies of such agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and hereby incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 as it relates to the Credit Agreement is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Acquisition, on January 13, 2022, the Operating Partnership issued 15,314,494 Common Units, having a deemed valued of $10.0853 per unit, and 1,958,429 Series Z Preferred Units, having a deemed valued of $25.00 per unit, in reliance in each case on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2022, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mehul “Mike” Patel as a director of the Company, effective January 13, 2022. Mr. Patel was nominated to serve on the Board pursuant to the Director Nomination Agreement described under Item 2.01 of this Current Report on Form 8-K. In connection with Mr. Patel’s appointment, the size of the Board was increased from eight to nine. The Board has determined that Mr. Patel is independent in accordance with the applicable rules of the New York Stock Exchange. The Board has not yet determined on which committees of the Board Mr. Patel will serve.

Mr. Patel will participate in the Company’s non-employee director compensation programs. The Company will enter into an indemnification agreement with Mr. Patel in the form entered into with other directors and executive officers of the Company.

Mr. Patel beneficially owns 16.7% of the membership interests of NewcrestImage Holdings, LLC, which is the sole member of Bright Force Investment and 50.0% of the membership interests of Sagestar Family.

Item 7.01. Regulation FD Disclosure.

On January 13, 2022, the Company issued a press release announcing the Acquisition and the appointment of Mr. Patel to the Board.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with the Acquisition, Summit Hotel GP, LLC, a wholly owned subsidiary of the Company and the sole general partner of the Operating Partnership, on its own behalf as general partner of the Operating Partnership and on behalf of the limited partners of the Operating Partnership, on January 13, 2022, entered into the Tenth Amendment (the “Tenth Amendment”) to the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, to provide for the issuance of up to 2,000,000 Series Z Preferred Units. The Series Z Preferred Units rank on a parity with the Operating Partnership’s Series E and Series F Preferred Units and holders will receive quarterly distributions at a rate of 5.25% per year. From issuance until the tenth anniversary of their issuance, the Series Z Preferred Units will be redeemable at the holder’s request at any time, or in connection with a change of control of the Company, for, at the Company’s election, cash or shares of the Company’s 5.25% Series Z Cumulative Perpetual Preferred Stock (which will be designated and authorized following notice of redemption by holder of the Series Z Preferred Units) on a one-for-one basis. After the fifth anniversary of their issuance, the Company may redeem the Preferred Units for cash. For a 90-day period immediately following both the tenth and the eleventh anniversaries of their issuance or in connection with a change of control of the Company, the Preferred Units will be redeemable at the holder’s request for cash.

This description of the Tenth Amendment is not complete and is qualified in its entirety by reference to the copy of the Tenth Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K and hereby incorporated by reference herein.

Forward Looking Statements

        This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s current expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the Company’s pending acquisition of a hotel property from NewcrestImage. No assurances can be given that the acquisition will be completed when expected, on the terms described or at all. The forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired

To the extent required by this item, audited historical combined financial statements for the Portfolio will be filed in an amendment to this current report on Form 8-K not later than 71 calendar days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

To the extent required by this item, pro forma financial information relating to the acquisition of the Portfolio will be filed in an amendment to this current report on Form 8-K not later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)  Exhibits

Exhibit No.	Description

3.1	Tenth Amendment to the First Amended and Restated Agreement of Limited Partnership of Summit Hotel OP, LP, dated January 13, 2022.

10.1	Registration Rights Agreement, dated as of January 13, 2022, by and among Summit Hotel Properties, Inc., Bright Force Investment, LLC, Sagestar Family, LLC and C & D Family Holdings, LLC.

10.2	Director Nomination Agreement, dated as of January 13, 2022, by and among Summit Hotel Properties, Inc., Bright Force Investment, LLC, Sagestar Family, LLC and C&D Family Holdings, LLC.

10.3	Tax Protection Agreement, dated as of January 13, 2022, among Summit Hotel OP, LP, NewcrestImage Holdings, LLC, Sagestar Family, LLC and C&D Family Holdings, LLC.

10.4	$410 Million Credit Agreement, dated January 13, 2022, among Summit JV MR 2, LLC, Summit JV MR 3, LLC and Summit NCI NOLA BR 184, LLC as borrowers, Summit Hospitality JV, LP, as parent, each party executing the credit facility documentation as a guarantor, Bank of America, N.A., as administrative agent and initial lender, Wells Fargo Bank, National Association as syndication agent and initial lender, BofA Securities, Inc., as joint lead arranger and joint bookrunner and Wells Fargo Securities, LLC as joint lead arranger and joint bookrunner.

99.1	Press release issued January 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Dated: January 13, 2022		Executive Vice President, General Counsel, Chief Risk Officer and Secretary